UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 25, 2005

FIRST PACTRUST BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	000-49806	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

610 Bay Boulevard, Chula Vista, California	91910
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (619) 691-9741

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

         On January 25, 2005, the Board of Directors of First PacTrust Bancorp, Inc. (the "Company"), acting on the recommendations of the Compensation Committee of the Board of Directors, approved cash bonuses under the Company's 2004 performance incentive plan to the Company's named executive officers in the following amounts: Hans R. Ganz, President and Chief Executive Officer, $91,558; James P. Sheehy, Executive Vice President, Secretary and Treasurer, $32,308; Melanie M. Stewart, Executive Vice President - Lending, $37,338; Regan J. Gallagher, Senior Vice President - Controller, $30,254; and Lisa Goodwin, Senior Vice President - Information Technology, $25,106. The bonuses were comprised of two components: one based on the achievement of certain plan performance criteria during 2004, which included loan production and earnings performance, and one based on the Compensation Committee's discretion, after considering each executive's individual efforts and contributions toward the long-term success of the Company. The discretionary components were $49,000 for Mr. Ganz, $10,000 for each of Mr. Sheehy and Ms. Goodwin and $15,000 for each of Ms. Stewart and Ms. Gallagher.

         On January 25, 2005, the Compensation Committee awarded non-qualified stock options to certain officers under the Company's 2003 Stock Option and Incentive Plan (the "Stock Option Plan"). The form of non-qualified stock option agreement for participants in the Stock Option Plan is being filed as Exhibit 10.1 to this report. The Company is also filing, as Exhibit 10.2 to this report, the form of restricted stock agreement for participants in the Company's 2003 Recognition and Retention Plan.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10.1	Form of Non-Qualified Stock Option Agreement
	10.2	Form of Restricted Stock Agreement

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: January 31, 2005	By:	/s/ Hans R. Ganz Hans R. Ganz President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement
10.2	Form of Restricted Stock Agreement

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END